CERTIFICATE OF INCORPORATION
                                       OF
                             WHEELING-EMPIRE COMPANY

                  The undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does hereby certify:

                  FIRST: The name of this corporation is WHEELING-EMPIRE COMPANY (hereinafter called the "Corporation").

                  SECOND: The address of the Corporation's registered office in Delaware is 100 West Tenth Street, New Castle County, Wilmington, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purposes for which this Corporation shall be organized are:

                           (a)   To    hold   a    partnership    interest    in
                  Wheeling-Pittsburgh/Cliffs Partnership, a Michigan general partnership; and

                           (b) To engage in any lawful act or activity for which
                  corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is ten (10) shares, all of which shall be of one class (Common Stock) and shall be of no par value.

                  FIFTH:  The name and mailing address of the Incorporator is:

                                    Wheeling-Pittsburgh Steel Corporation
                                    1900 Four Gateway Center
                                    Pittsburgh, Pennsylvania 15222

                  IN   WITNESS   WHEREOF,   the   undersigned   has  signed  and
acknowledged this Certificate of Incorporation this 4th day of November, 1983.

ATTEST                                      WHEELING-PITTSBURGH STEEL
                                             CORPORATION


By:__________________________________       By__________________________________
             Elliot Gill                        George Raynovich, Jr.
         Assistant Secretary                           Vice-President